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Exhibit 99.1

.

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Third Quarter 2019 Results and Updates Full Year Expectations

Opened Three Major Redevelopment Projects including Fashion District Philadelphia

Over 1 million People Visited Fashion District Since Opening

537,000 Square Feet of Leases Executed for Future Occupancy

Core Mall Sales Grew by 5.5% to Reach $536 Per Square Foot

Core Mall Leased Space Increases to 95.5%

Transitioned Wyoming Valley Mall Out of Portfolio

Philadelphia, PA, October 29, 2019 - PREIT (NYSE: PEI) today reported results for the three and nine months ended September 30, 2019.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2019	2018	2019	2018
Net income (loss) - basic and diluted	$0.22	$(0.11)	$(0.23)	$(0.75)
FFO	$0.63	$0.34	$1.05	$1.00
FFO, as adjusted	$0.23	$0.35	$0.71	$1.02
FFO from assets sold in 2018	$-	$-	$-	$(0.01)
FFO, as adjusted for assets sold	$0.23	$0.35	$0.71	$1.01

"PREIT’s 2019 performance has been impacted by a challenging backdrop resulting from major bankruptcies, including Charlotte Russe, Forever 21 and others, as well as anchor downtime.  At the same time, we opened transformative projects - Fashion District, which has welcomed over a million visitors thus far, along with Woodland and Plymouth Meeting Malls, where traffic is up 40% and 23%, respectively, since opening.  We are very pleased with early results and are confident that our strategy has paved the way to deliver strong results for 2020 and beyond,” said Joseph F. Coradino, Chairman and Chief Executive Officer of PREIT.  “PREIT is a different company than we were seven years ago and we are well aware that our ability to demonstrate earnings growth and meaningful balance sheet improvement following our multi-year redevelopment program is paramount to

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generating strong shareholder returns.  With the majority of our projects complete, our attention is focused on driving top line revenue growth and continuing to creatively improve our balance sheet.”

•	Same Store NOI, excluding lease termination revenue, decreased 5.8% for the three months ended September 30, 2019 compared to September 30, 2018.
•

The quarter was impacted by an incremental $2.6 million of lower revenue as a result of bankruptcies, related store closings and associated write-offs.  This was partially offset by incremental revenues from anchor replacements and box openings of $0.7 million in the quarter.

•

Same Store NOI, excluding lease termination revenue, decreased 2.3% for the nine months ended September 30, 2019 compared to September 30, 2018.  Excluding the impact of revenue lost from bankruptcy-related store closings, Same Store NOI, excluding lease termination was positive.

•

On a year-to-date basis through September 30, 2019, the Company has been impacted by $4.3 million of lower revenue as a result of bankruptcies, related store closings and associated write-offs, which was partially offset by $2.0 million in incremental rent from anchor replacements and box openings.

•

NOI-weighted sales at our Core Malls increased to $545 per square foot.  Core Mall sales per square foot reached $536, a 5.5% increase over the prior year.  Average comparable sales per square foot at our top 6 properties rose 5.1% to $642.

•

Core Mall total occupancy was 94.4%, an increase of 60 basis points compared to September 30, 2018.  Core Mall non-anchor occupancy declined by only 20 basis points from last year despite the impact from bankruptcies and chain liquidations that resulted in 66 store closures in 236,000 square feet year-to-date.

•

Non-anchor Leased space exceeds occupied space by 160 basis points when factoring in 537,000 square feet of executed new leases slated for future occupancy, representing $11.6 million in annualized future revenue, excluding Fashion District.

•

Average renewal spreads were strong in our wholly-owned portfolio at 13.2% for spaces less than 10,000 square feet and 6.5% for large format spaces.   Average renewal spreads for the entire portfolio were 2.2% for the quarter.

•

During the quarter, the Company completed financing and asset sales transactions generating incremental liquidity of approximately $12.5 million since last quarter. The Company has no material debt maturities until 2021.

•	The Company has received offers from twelve bidders on its multifamily land parcels and is calling for best and final offers, currently expecting to move to Agreements of Sale before the end of 2019.
•

The Company opened Fashion District Philadelphia on September 19, 2019.  During September, three replacement tenants opened in Plymouth Meeting Mall’s former Macy’s store with one following in October. Additionally, Woodland Mall’s expansion wing, resulting from a proactive Sears recapture in 2016, opened on October 12, 2019.

Leasing and Redevelopment

•

Excluding Fashion District Philadelphia, 537,000 square feet of leases are signed for future openings.  This is comprised of 249,000 square feet of space expected to open in 2019 which is expected to contribute annual gross rent of $6.1 million and 288,000 square feet opening in 2020 expected to contribute annual gross rent of $5.5 million.

•

On September 19, the Company’s 50/50 joint venture with Macerich opened Fashion District Philadelphia, a four-level retail hub in Center City spanning nearly 900,000 square feet across three city blocks in the heart of downtown Philadelphia. The project, which represents an unrivaled collection of retail, entertainment and co-working uses, is expected to be 70% occupied by Holiday 2019. Noteworthy tenants include Century 21, Primark, Burlington, Industrious, H&M, Nike, AMC Theaters, Round One, City

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Winery, Wonderspaces, Candytopia, Ulta, Forever 21, Kate Spade, Sephora, A/X Armani, DSW Shoes, American Eagle/Aerie, Hollister, Columbia Sportswear, Guess Factory and Skechers, among others.
•

At Plymouth Meeting Mall, Burlington, DICK’s Sporting Goods, Miller’s Ale House and Edge Fitness have opened in the location of the former Macy’s.  This convenient and sought-after collection of tenants, will be joined by Michaels in Spring 2020.

•

On October 12, 2019, the expansion wing at Woodland Mall opened anchored by a brand new, top-quality Von Maur Department Store.  New tenants in the wing include: Urban Outfitters, Tricho Salon & Spa, Williams-Sonoma, Black Rock Bar & Grill, Paddle North and Made in Michigan.  The Cheesecake Factory plans to open its second Michigan location in early November. In Spring 2020, the mall is slated to welcome White House | Black Market and Sephora.

•	At Willow Grove Park, Yard House is under construction for a December 2019 opening and construction continues on the 51,000 square foot Studio Movie Grill, which is projected to open in early 2020.
•	At Valley Mall, both Macy’s and The Bon Ton were replaced in 2018. DICK’s Sporting Goods is under construction in a former Sears location and is expected to open in Spring 2020.
•

At Dartmouth Mall, construction is underway for a new Burlington as the lead tenant for a proactively recaptured Sears store.  Occupying 43,000 square feet, the store is expected to open in Spring 2020.  The redevelopment plan also includes approximately 35,000 square feet of new outparcels to capitalize on the property’s location.

Primary Factors Affecting Financial Results for the Three Months Ended September 30, 2019 and September 30, 2018:

•

Net income attributable to PREIT common shareholders was $17.4 million, or $0.22 per basic and diluted share for the three months ended September 30, 2019, compared to net loss attributable to PREIT common shareholders of $7.6 million, or $0.11 per basic and diluted share for the three months ended September 30, 2018.

•

Same Store NOI decreased by $3.4 million, or 6.2%.  Revenue from new store openings, including contributions from replacement anchors, mitigated the impact of revenue lost to bankruptcies and associated store closings.

•

Non Same Store NOI decreased by $2.2 million primarily driven by anchor closings and associated co-tenancy rents at Valley View and Wyoming Valley Malls and the sale of the Whole Foods parcel at Exton Square.

•

FFO for the three months ended September 30, 2019 was $0.63 per share and OP Unit compared to $0.34 per share and OP Unit in the prior year.  Adjustments to FFO in the 2019 quarter included $0.38 per share of gain from extinguishment of debt at Wyoming Valley Mall, $0.03 per share of net insurance proceeds related to claims for hurricane damage.  Adjustments to FFO in the 2018 quarter included a loss on debt extinguishment and provision for employee separation expenses that totaled $0.01 per share.

•

General and administrative expenses were impacted by the new lease accounting standard that now limits the capitalization of certain leasing costs. We expensed $1.2 million ($0.02 per share) of costs in the three months ended September 30, 2019 that would have been capitalized under the prior standard.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.  Additional information regarding changes in operating results for the three and nine month periods ended September 30, 2019 and 2018 is included on page 18.

Asset Dispositions

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In July 2019, we closed on the sale of a Texas Roadhouse outparcel located at Valley View Mall in LaCrosse, WI for $1.4 million.  We recorded a gain of $1.2 million in connection with this sale.

In September, the Company completed the conveyance of Wyoming Valley Mall back to its mortgage loan lender.  In connection with this transaction, the Company recorded a gain on debt extinguishment of $29.6 million.  The Company had previously recognized an asset impairment loss of approximately $32.2 million.

Year-to- Date Capital Transaction Summary

The table below summarizes year-to-date capital activity that impacts the Company’s liquidity position:

	Closed	Under Contract	Total
Gainesville Development Parcel(1)	$5,000	$10,000	$15,000
New Garden Township Parcel(2)	8,250	-	8,250
Wiregrass mortgage loan sale	8,000	-	8,000
Whole Foods Parcel(3)	10,500	-	10,500
Capital City transaction - incremental capacity(4)	40,000	-	40,000
Gloucester Premium Outlets Parcel	937	-	937
Fashion District Philadelphia Term Loan expansion (5)	25,500	-	25,500
Valley View Mall Outparcel Sale	1,400	-	1,400
Total	$99,587	$10,000	$109,587

(1) Under contract and expected to close in the fourth quarter of 2019.
(2) Represents cash proceeds; does not include $2.8 million of preferred stock received by the Company.
(3) Represents the net liquidity to the Company after adjusting for line capacity. Sale price was $22.1 million.
(4) Represents the Company's approximate incremental borrowing capacity by the end of 2019, net of the Capital City mortgage loan defeasance.
(5) Represents the Company's share of amounts drawn under the expanded capacity of the Fashion District Philadelphia term loan.

Retail Operations

The following table sets forth information regarding sales per square foot in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) for the Core Mall portfolio can be found below:

Comp store sales for the rolling twelve months ended September 30, 2018	$490
Organic sales growth	28
Impact of non-core malls	18
Comp store sales for the rolling twelve months ended September 30, 2019	$536
(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

2019 Outlook

The Company is revising its July 31, 2019 guidance for GAAP net loss allocable to common shareholders to $0.38 and $0.31 per diluted share for the year ending December 31, 2019 due to the inclusion of the gain on conveyance of Wyoming Valley Mall and the factors set forth below.

The Company is revising its July 31, 2019 guidance for FFO as adjusted to $1.08 to $1.14 per share.  FFO is expected to be between $1.37 and $1.44 per share. Same Store NOI, excluding termination revenue, is expected

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to decline between 2.5% and 1.5% with wholly-owned properties declining 2.1% to 1.1 % and joint venture properties declining between 5.1% and 3.7%.

Key drivers accounting for our change in FFO as adjusted guidance include:

•

Lower land sale gains.  Previously, we guided to a range of $8.1 million to $11.1 million.  We now expect land sale gains to be in the range of $4.0 million to $4.6 million.  At the mid-point, this decrease is $5.3 million, or $0.07 per share.  We currently expect to enter into one or more contracts to sell land parcels as part of our multifamily program before the end of 2019, with the first closing anticipated in the first half of 2020.

•

Lower lease termination revenues. Previously, we guided to a range of $3.0 million to $4.0 million based on our historical experience and potential lease terminations.  We now expect lease termination fees in a range of $1.4 million to $1.6 million. At the mid-point, this decrease is $2.0 million, or $0.03 per share.

•

A reduction in our Same Store NOI guidance due to the impact of additional bankruptcies in the third and fourth quarters, lower than expected revenues from our common area program and delays in the opening of certain stores, among other factors.

A reconciliation between GAAP net loss and FFO is as follows:

	2019 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.38)	$(0.31)
Depreciation and amortization, non-controlling interest and other	1.75	1.75
FFO per share	$1.37	$1.44
Gain on debt extinguishment, net	(0.31)	(0.31)
Impairment of development land parcel	0.02	0.02
Provision for employee separation expenses	0.05	0.05
Insurance recoveries, net	(0.06)	(0.06)
FFO per share, as adjusted	$1.08	$1.14
(1) Estimates per diluted share totals might not foot due to rounding

Our 2019 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday, October 30, 2019, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 2181645, at least five minutes before the scheduled start time.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

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For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

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When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as gain or loss on debt extinguishment, accelerated amortization of financing costs, impairment of assets, provision for employee separation expense and insurance recoveries or losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, loss on debt extinguishment, accelerated amortization of financing costs and insurance losses and recoveries.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/adjustments to gains on sale of interest in non operating real estate, gain/adjustments to gain on sale of interest in real estate by equity method investee, gains/losses on sales of interests in real estate, net, project costs, gain or loss on debt extinguishment, insurance losses or recoveries, net and other expenses.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented.  In 2018, Wyoming Valley Mall was designated as non-core.  In 2019, Exton Square and Valley View Malls were designated as non-core and will be excluded from Same Store NOI.  Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting.  Under such method, earnings from these

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unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item.  Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions.  While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity.  Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.  Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

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Core Properties

Core Properties include all operating retail properties except for Exton Square Mall, Valley View Mall and Fashion District Philadelphia.  Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project”  or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;
•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;
•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;
•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 in the section entitled “Item 1A. Risk Factors”, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we may file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

**     Quarterly supplemental financial and operating     **

**     information will be available on www.preit.com     **

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                     Selected Financial Data

	2018	2019 Guidance		Same Store NOI Growth
	Actual	Low	High	Low	High
Same store NOI, excluding termination fees
Wholly-owned properties	$188.7	$184.7	$186.5	-2.1%	-1.1%
Joint venture properties	29.7	28.2	28.6	-5.1%	-3.7%
	218.4	212.9	215.1	-2.5%	-1.5%
Non-same store NOI	20.1	13.0	13.4
NOI, excluding lease termination fees	238.5	225.9	228.5
Lease termination fees	9.2	1.4	1.6
Total NOI	$247.7	$227.3	$230.1

G&A and leasing expenses
G&A	(38.3)	(38.5)	(38.0)
Leasing costs expensed under ASC 842	-	(5.7)	(5.6)

Other income (expenses)
Corporate revenues	4.3	1.5	1.7
Land sale gains	8.1	4.0	4.6
Provision for employee separation expenses	(1.1)	(4.2)	(4.0)
Impairment of mortgage loan/land parcel	(8.1)	(1.5)	(1.5)
Other, including non-real estate depreciation	(1.5)	(2.2)	(2.0)
Insurance losses (recoveries)	-	4.5	4.5

Capital costs
Interest expense, gross	(83.3)	(88.4)	(88.2)
Capitalized interest	11.1	14.4	14.6
Preferred dividends	(27.4)	(27.4)	(27.4)
Mortgage loan defeasance	-	24.8	24.8

Funds from Operations (FFO)	$111.5	$108.6	$113.6

Adjustments
Impairment of mortgage loan/land parcel	8.1	1.5	1.5
Provision for employee separation expenses	1.1	4.2	4.0
Insurance recoveries, net	(0.3)	(4.5)	(4.5)
Gain on debt extinguishment, net	-	(24.8)	(24.8)

FFO as adjusted	$120.4	$85.0	$89.8

Weighted average shares, including OP units	78.3	79.0	79.0

FFO per share	$1.42	$1.37	$1.44

FFO, as adjusted per share	$1.54	$1.08	$1.14

PREIT / 11     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The following table presents a reconciliation of Net (loss) Income to FFO and FFO as adjusted (Non-GAAP measures) for the 2019 Earnings Guidance.

(in millions, except per share amounts):

	2018	2019 Guidance
	Actual	Low	High

Net (loss) income	$(126.5)	$(1.9)	$4.1
Depreciation and amortization	140.3	140.6	139.6
Gain on sales of operating assets	(4.3)	(2.7)	(2.7)
Impairment of real estate assets	129.4	-	-
Preferred share dividends	(27.4)	(27.4)	(27.4)
Funds From Operations (FFO)	$111.5	$108.6	$113.6

Adjustments
Impairment of mortgage loan/land parcel	8.1	1.5	1.5
Provision for employee separation expenses	1.1	4.2	4.0
Insurance recoveries, net	(0.3)	(4.5)	(4.5)
Gain on debt extinguishment, net	-	(24.8)	(24.8)
FFO as adjusted	$120.4	$85.0	$89.8

Net (loss) income	(126.5)	(1.9)	4.1
Preferred share dividends	(27.4)	(27.4)	(27.4)
Noncontrolling interest	16.2	1.2	1.0
Dividends on unvested restricted shares	(0.5)	(0.9)	(0.9)
Net loss used to calculate EPS	$(138.2)	$(29.0)	$(23.2)

Weighted average shares	69.7	75.5	75.5
Weighted average shares, including OP units	78.3	79.0	79.0

Net loss per share	$(1.98)	$(0.38)	$(0.31)

PREIT / 12     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2019	2018	2019	2018
REVENUE:
Real estate revenue:
Lease revenue	$73,310	$78,219	$223,668	$239,669
Expense reimbursements	5,364	5,677	15,342	16,307
Other real estate revenue	2,202	2,493	7,619	6,928
Total real estate revenue	80,876	86,389	246,629	262,904
Other income	498	1,714	1,440	3,454
Total revenue	81,374	88,103	248,069	266,358
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(28,320)	(27,826)	(85,891)	(84,569)
Utilities	(4,009)	(4,430)	(11,350)	(12,143)
Other property operating expenses	(1,836)	(2,444)	(5,815)	(8,752)
Total property operating expenses	(34,165)	(34,700)	(103,056)	(105,464)
Depreciation and amortization	(31,236)	(33,119)	(98,085)	(100,505)
General and administrative expenses	(10,605)	(8,441)	(33,419)	(27,969)
Provision for employee separation expenses	(218)	(561)	(1,078)	(956)
Insurance recoveries, net	2,878	-	4,494	-
Project costs and other expenses	(80)	(214)	(267)	(465)
Total operating expenses	(73,426)	(77,035)	(231,411)	(235,359)
Interest expense, net	(15,534)	(15,181)	(46,986)	(46,064)
Gain on debt extinguishment, net	29,600	-	24,832	-
Impairment of assets	-	-	-	(34,286)
Impairment of development land parcel	-	-	(1,464)	-
Total expenses	(59,360)	(92,216)	(255,029)	(315,709)
Income (loss) before equity in income of partnerships, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and adjustment to gain on sales of interests in non operating real estate	22,014	(4,113)	(6,960)	(49,351)
Equity in income of partnerships	1,531	2,477	6,136	8,186
Gain on sales of real estate by equity method investee	-	-	553	2,773
Gain on sales of real estate, net	1,171	-	2,684	748
Adjustment to gain on sales of interests in non operating real estate	-	-	-	(25)
Net income (loss)	24,716	(1,636)	2,413	(37,669)
Less: net (income) loss attributable to noncontrolling interest	(454)	891	1,563	6,122
Net income (loss) attributable to PREIT	24,262	(745)	3,976	(31,547)
Less: preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Net income (loss) attributable to PREIT common shareholders	$17,419	$(7,588)	$(16,555)	$(52,078)

PREIT / 13     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Net income (loss)	$24,716	$(1,636)	$2,413	$(37,669)
Noncontrolling interest	(454)	891	1,563	6,122
Preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Dividends on unvested restricted shares	(222)	(136)	(663)	(412)
Net income (loss) used to calculate loss per share—basic and diluted	$17,197	$(7,724)	$(17,218)	$(52,490)
Basic and diluted income (loss) per share:	$0.22	$(0.11)	$(0.23)	$(0.75)

(in thousands of shares)
Weighted average shares outstanding—basic	76,492	69,803	74,771	69,718
Effect of common share equivalents(1)	332	-	-	-
Weighted average shares outstanding—diluted	76,824	69,803	74,771	69,718

 (1)The company had net losses for the three months ended September 30, 2018 and the nine months ended September 30, 2019 and 2018, respectively, therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2019	2018	2019	2018
Comprehensive income (loss):
Net income (loss)	$24,716	$(1,636)	$2,413	$(37,669)
Unrealized (loss) gain on derivatives	(3,607)	1,905	(21,838)	9,662
Amortization of settled swaps	3	180	82	719
Total comprehensive income (loss)	21,112	449	(19,343)	(27,288)
Less: comprehensive (income) loss attributable to noncontrolling interest	(363)	669	2,524	5,020
Comprehensive income (loss) attributable to PREIT	$20,749	$1,118	$(16,819)	$(22,268)

PREIT / 14     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to (i) Funds from operations attributable to common shareholders and OP Unit holders, (ii) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders , (iii) Funds from operations, as adjusted for assets sold, (iv) Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit (v) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, and (vi) Funds from operations, as adjusted for assets sold per diluted share and OP Unit for the three and nine months ended September 30, 2019 and 2018, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Net income (loss)	$24,716	$(1,636)	$2,413	$(37,669)
Depreciation and amortization on real estate:
Consolidated properties	30,948	32,764	97,126	99,428
PREIT’s share of equity method investments	2,402	2,132	6,453	6,518
Gain on sales of real estate by equity method investee	-	-	-	(2,773)
Gain on sales of interests in real estate, net	(1,171)	-	(2,684)	(748)
Impairment of assets	-	-	-	34,286
Preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Funds from operations attributable to common shareholders and OP Unit holders	$50,052	$26,417	$82,777	$78,511
Gain on debt extinguishment, net	(29,600)	-	(24,832)	-
Accelerated amortization of financing costs	-	-	-	363
Impairment of development land parcel	-	-	1,464	-
Provision for employee separation expenses	218	561	1,078	956
Insurance recoveries, net	(2,878)	-	(4,494)	-
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$17,792	$26,978	$55,993	$79,830
Less: Funds from operations from assets sold in 2019 and 2018	-	-	-	(412)
Funds from operations, as adjusted for assets sold	$17,792	$26,978	$55,993	$79,418

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.63	$0.34	$1.05	$1.00
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.23	$0.35	$0.71	$1.02
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.23	$0.35	$0.71	$1.01

(in thousands of shares)
Weighted average number of shares outstanding	76,492	69,803	74,771	69,718
Weighted average effect of full conversion of OP Units	2,023	8,273	3,625	8,273
Effect of common share equivalents	332	38	375	272
Total weighted average shares outstanding, including OP Units	78,847	78,114	78,771	78,263

PREIT / 15     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

NOI for the three months ended September 30, 2019 and 2018:

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$43,858	$46,888	$(3,030)	-6.5%	$2,853	$4,801	$46,711	$51,689
NOI attributable to equity method investments, at ownership share	7,029	7,351	(322)	-4.4%	(296)	(41)	6,733	7,310
Total NOI	50,887	54,239	(3,352)	-6.2%	2,557	4,760	53,444	58,999
Less: lease termination revenue	55	252	(197)	-78.2%	-	14	55	266
Total NOI excluding lease termination revenue	$50,832	$53,987	$(3,155)	-5.8%	$2,557	$4,746	$53,389	$58,733

NOI for the nine months ended September 30, 2019 and 2018:

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$133,210	$142,237	$(9,027)	-6.3%	$10,363	$15,203	$143,573	$157,440
NOI attributable to equity method investments, at ownership share	21,148	22,280	(1,132)	-5.1%	(191)	479	20,957	22,759
Total NOI	154,358	164,517	(10,159)	-6.2%	10,172	15,682	164,530	180,199
Less: lease termination revenue	513	7,066	(6,553)	-92.7%	17	577	530	7,643
Total NOI excluding lease termination revenue	$153,845	$157,451	$(3,606)	-2.3%	$10,155	$15,105	$164,000	$172,556

PREIT / 16     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2019	2018	2019	2018
Net income (loss)	$24,716	$(1,636)	$2,413	$(37,669)
Other income	(498)	(1,714)	(1,440)	(3,454)
Depreciation and amortization	31,236	33,119	98,085	100,505
General and administrative expenses	10,605	8,441	33,419	27,969
Insurance recoveries, net	(2,878)	-	(4,494)	-
Provision for employee separation expense	218	561	1,078	956
Project costs and other expenses	80	214	267	466
Interest expense, net	15,534	15,181	46,986	46,063
Impairment of assets	-	-	1,464	34,286
Gain on debt extinguishment, net	(29,600)	-	(24,832)	-
Equity in income of partnerships	(1,531)	(2,477)	(6,136)	(8,186)
Gain on sales of real estate by equity method investee	-	-	(553)	(2,773)
Gain on sales of interests in real estate, net	(1,171)	-	(2,684)	(748)
Adjustment to gain on sales of interest in non operating real estate	-	-	-	25
NOI from consolidated properties	$46,711	$51,689	$143,573	$157,440
Less: Non Same Store NOI of consolidated properties	2,853	4,801	10,363	15,203
Same Store NOI from consolidated properties	$43,858	$46,888	$133,210	$142,237
Less: Same Store lease termination revenue	11	31	463	6,589
Same Store NOI excluding lease termination revenue	$43,847	$46,857	$132,747	$135,648

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Equity in income of partnerships	$1,531	$2,477	$6,136	$8,186
Other income	(24)	(12)	(46)	(35)
Depreciation and amortization	2,403	2,132	6,453	6,518
Interest and other expenses	2,823	2,713	8,414	8,090
Net operating income from equity method investments at ownership share	$6,733	$7,310	$20,957	$22,759
Less: Non Same Store NOI from equity method investments at ownership share	(296)	(41)	(191)	479
Same Store NOI of equity method investments at ownership share	$7,029	$7,351	$21,148	$22,280
Less: Same Store lease termination revenue	44	221	50	477
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$6,985	$7,130	$21,098	$21,803

PREIT / 17     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	September 30, 2019	December 31, 2018
(in thousands of dollars)	(unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,043,937	$3,063,531
Construction in progress	151,787	115,182
Land held for development	5,881	5,881
Total investments in real estate	3,201,605	3,184,594
Accumulated depreciation	(1,181,848)	(1,118,582)
Net investments in real estate	2,019,757	2,066,012
INVESTMENTS IN PARTNERSHIPS, at equity:	143,440	131,124
OTHER ASSETS:
Cash and cash equivalents	11,709	18,084
Tenant and other receivables, net	35,374	38,914
Intangible assets	15,286	17,868
Deferred costs and other assets, net	99,017	110,805
Assets held for sale	9,463	22,307
Total assets	$2,334,046	$2,405,114
LIABILITIES:
Mortgage loans payable, net	$904,641	$1,047,906
Term Loans, net	547,834	547,289
Revolving Facilities	213,000	65,000
Tenants’ deposits and deferred rent	11,296	15,400
Distributions in excess of partnership investments	87,554	92,057
Fair value of derivative liabilities	16,324	3,010
Accrued expenses and other liabilities	90,907	87,901
Total liabilities	1,871,556	1,858,563
EQUITY:
Total equity	462,490	546,551
Total liabilities and equity	$2,334,046	$2,405,114

PREIT / 18     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

Changes in Funds from Operations for the Three and Nine Months Ended September 30, 2019 as compared to the Three and Nine Months Ended September 30, 2018 (all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended September 30, 2019	Per Diluted Share and OP Unit	Nine Months Ended September 30, 2019	Per Diluted Share and OP Unit
Funds from Operations, as adjusted September 30, 2018	$26,978	$0.35	$79,830	$1.02

Changes - Q3 2018 to Q3 2019

Contribution from anchor replacements and new box tenants	669	0.010	2,040	0.025
Impact from 2019 bankruptcies	(1,809)	(0.025)	(3,439)	(0.045)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,143)	(0.015)	(1,898)	(0.025)
Lease termination revenue	(20)	-	(6,126)	(0.080)
Credit losses	(776)	(0.010)	(140)	-
Other	49	-	536	0.005
Same Store NOI from unconsolidated properties	(322)	(0.005)	(1,133)	(0.015)
Same Store NOI	(3,352)	(0.045)	(10,160)	(0.130)
Non Same Store NOI	(2,203)	(0.030)	(5,509)	(0.070)
Dilutive effect of asset sales	-	-	(412)	(0.005)
General and administrative expenses	(874)	(0.010)	(695)	(0.010)
Capitalization of leasing costs	(1,290)	(0.015)	(4,755)	(0.060)
Gain on sales of non-operating real estate	-	-	589	0.010
Other	(1,170)	(0.015)	(2,063)	(0.025)
Interest expense, net	(297)	(0.005)	(832)	(0.010)
Increase in weighted average shares	-	-	-	(0.010)
Funds from Operations, as adjusted September 30, 2019	$17,792	$0.23	$55,993	$0.71
Insurance recoveries, net	2,878	0.035	4,494	0.055
Gain on debt extinguishment, net	29,600	0.380	24,832	0.315
Impairment of development land parcel	-	-	(1,464)	(0.020)
Provision for employee separation expense	(218)	(0.005)	(1,078)	(0.015)
Funds from Operations September 30, 2019	$50,052	$0.63	$82,777	$1.05

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